Exhibit 99.1

Press Release

April 25, 2024

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES FIRST QUARTER 2024 FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported first quarter 2024 net income of $5.8 million, or $0.35 per diluted common share, compared to fourth quarter 2023 net income of $4.5 million, or $0.27 per diluted common share, and first quarter 2023 net income of $7.8 million, or $0.47 per diluted common share. On April 24, 2024, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on May 22, 2024, to stockholders of record on May 8, 2024.

David Nelson, President and Chief Executive Officer of the Company, commented, “We have completed our move to our new headquarters building in West Des Moines. After being in the same leased space for over 50 years, our new building is an opportunity to consolidate our corporate operations under one roof, provide space for future growth and enhance business development opportunities. This construction project was years in the making and is a commitment to honor our 131 year history and support the future of our community.”

David Nelson added, “Like the rest of our industry, our Company continues to experience margin challenges in 2024. High short-term rates, an ongoing inverted yield curve and aggressive deposit competition continues to have a significant impact on our cost of funds and net interest margin. We have a clear understanding of our path forward to more normalized margins and earnings.”

First Quarter 2024 Financial Highlights

Quarter Ended March 31, 2024
Net income (in thousands)	$5,809
Return on average equity	10.63%
Return on average assets	0.61%
Efficiency ratio (a non-GAAP measure)	62.04%
Nonperforming assets to total assets	0.01%

First Quarter 2024 Compared to Fourth Quarter 2023 Overview

•Loans increased $52.6 million in the first quarter of 2024, or 7.2 percent annualized. The increase is primarily due to the funding of previously committed construction loans.

•No credit loss expense was recorded in the first quarter of 2024, compared to a credit loss expense of $500 thousand recorded in the fourth quarter of 2023. The $500 thousand credit loss expense recorded in the fourth quarter of 2023 was due to growth in loans and unfunded commitments.

•The allowance for credit losses to total loans was 0.95 percent at March 31, 2024, compared to 0.97 percent at December 31, 2023. Nonaccrual loans at March 31, 2024 consisted of one loan with a balance of $289 thousand, compared to one loan with a balance of $296 thousand at December 31, 2023.

•Deposits increased $91.3 million, or 3.1 percent, in the first quarter of 2024. Brokered deposits totaled $396.4 million at March 31, 2024, compared to $305.4 million at December 31, 2023, an increase of $91.0 million. Excluding brokered deposits, deposits increased $0.3 million during the first quarter of 2024. As of March 31, 2024, estimated uninsured deposits, which exclude deposits in the IntraFi® reciprocal network, brokered deposits and public funds protected by state programs, accounted for approximately 27.2 percent of total deposits.

•Borrowed funds increased to $639.7 million at March 31, 2024, compared to $592.6 million at December 31, 2023. The increase was primarily attributable to an increase of $48.2 million in federal funds purchased and other short-term borrowings.
•The efficiency ratio (a non-GAAP measure) was 62.04 percent for the first quarter of 2024, compared to 64.66 percent for the fourth quarter of 2023. The decrease in the efficiency ratio was primarily due to the increase in net interest income.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 1.88 percent for the first quarter of 2024, compared to 1.87 percent for the fourth quarter of 2023. Net interest income for the first quarter of 2024 was $16.8 million, compared to $16.4 million for the fourth quarter of 2023.
•The tangible common equity ratio was 5.65 percent at March 31, 2024, compared to 5.88 percent at December 31, 2023. The decrease was attributable to the increase in accumulated other comprehensive loss, which was primarily driven by the effect of increasing long-term interest rates in the first quarter on the unrealized market value adjustment of our available for sale investment portfolio. While accumulated other comprehensive losses reduce tangible common equity, they have no impact on regulatory capital.

First Quarter 2024 Compared to First Quarter 2023 Overview

•Loans increased $223.9 million at March 31, 2024, or 8.1 percent, compared to March 31, 2023.
•Deposits increased $266.6 million at March 31, 2024, compared to March 31, 2023. Included in deposits were brokered deposits totaling $396.4 million at March 31, 2024, compared to $234.2 million at March 31, 2023. Excluding brokered deposits, deposits increased $104.4 million, or 4.1 percent, as of March 31, 2024 compared to March 31, 2023.
•Borrowed funds increased to $639.7 million at March 31, 2024, compared to $580.2 million at March 31, 2023. The increase included increases of $75.0 million in FHLB one-month rolling advances hedged with long-term interest rate swaps, and $20.0 million in FHLB long-term advances, partially offset by a decrease of $30.5 million in federal funds purchased and other short-term borrowings.
•The efficiency ratio (a non-GAAP measure) was 62.04 percent for the first quarter of 2024, compared to 55.34 percent for the first quarter of 2023. The increase in the efficiency ratio in the first quarter of 2024 compared to the first quarter of 2023 was primarily due to the decreases in net interest income and noninterest income.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 1.88 percent for the first quarter of 2024, compared to 2.23 percent for the first quarter of 2023. Net interest income for the first quarter of 2024 was $16.8 million, compared to $18.7 million for the first quarter of 2023. Through 2023 and the first quarter of 2024, the rising cost of deposits and borrowed funds and the change in mix of funding increased interest expense faster than the increase in interest income from loan repricing and loan originations.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, April 25, 2024. The telephone number for the conference call is 800-715-9871. The conference ID for the conference call is 8178676. A recording of the call will be available until May 9, 2024, by dialing 800-770-2030.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of recent rate increases by the Federal Reserve; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as “fintech” companies and digital asset service providers; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for credit losses dictated by new market conditions, accounting standards or regulatory requirements; the concentration of large deposits from certain clients who have balances above current FDIC insurance limits; changes in local, national and international economic conditions, including high rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; changes in legal and regulatory requirements, limitations and costs including in response to the recent bank failures; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our or our third-party partners’ information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemics, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their businesses; changes to U.S. tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; talent and labor shortages; the 1 percent excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Assets
Cash and due from banks	$27,071	$33,245	$18,819	$29,776	$21,579
Interest-bearing deposits	120,946	32,112	1,802	1,968	901
Securities available for sale, at fair value	605,735	623,919	609,365	645,091	665,358
Federal Home Loan Bank stock, at cost	26,181	22,957	26,691	22,488	22,226
Loans	2,980,133	2,927,535	2,849,777	2,807,075	2,756,185
Allowance for credit losses	(28,373)	(28,342)	(28,147)	(27,938)	(27,941)
Loans, net	2,951,760	2,899,193	2,821,630	2,779,137	2,728,244
Premises and equipment, net	95,880	86,399	75,675	66,683	59,565
Bank-owned life insurance	44,138	43,864	43,589	43,328	44,830
Other assets	90,981	84,069	104,329	90,084	82,240
Total assets	$3,962,692	$3,825,758	$3,701,900	$3,678,555	$3,624,943

Liabilities and Stockholders’ Equity
Deposits	$3,065,030	$2,973,779	$2,755,529	$2,836,325	$2,798,393
Federal funds purchased and other short-term borrowings	198,500	150,270	261,510	184,150	229,290
Other borrowings	441,183	442,367	443,552	409,736	350,921
Other liabilities	34,223	34,299	37,376	31,218	29,347
Stockholders’ equity	223,756	225,043	203,933	217,126	216,992
Total liabilities and stockholders’ equity	$3,962,692	$3,825,758	$3,701,900	$3,678,555	$3,624,943

	For the Quarter Ended
AVERAGE BALANCES	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Assets	$3,812,199	$3,706,497	$3,679,541	$3,645,651	$3,617,458
Loans	2,949,672	2,857,594	2,813,213	2,783,463	2,745,381
Deposits	2,931,222	2,878,676	2,764,184	2,854,945	2,846,926
Stockholders’ equity	219,835	201,920	215,230	213,177	215,391

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
LOANS	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Commercial	$544,293	$531,594	$529,293	$535,085	$520,894
Real estate:
Construction, land and land development	465,247	413,477	399,253	351,461	336,739
1-4 family residential first mortgages	108,065	106,688	89,713	80,998	75,223
Home equity	14,020	14,618	12,429	12,625	9,726
Commercial	1,839,580	1,854,510	1,812,816	1,820,718	1,810,158
Consumer and other	12,844	10,930	10,123	10,289	7,381
	2,984,049	2,931,817	2,853,627	2,811,176	2,760,121
Net unamortized fees and costs	(3,916)	(4,282)	(3,850)	(4,101)	(3,936)
Total loans	$2,980,133	$2,927,535	$2,849,777	$2,807,075	$2,756,185
Less allowance for credit losses	(28,373)	(28,342)	(28,147)	(27,938)	(27,941)
Net loans	$2,951,760	$2,899,193	$2,821,630	$2,779,137	$2,728,244

CREDIT QUALITY
Pass	$2,983,618	$2,931,377	$2,853,100	$2,810,640	$2,706,951
Watch	142	144	184	187	52,766
Substandard	289	296	343	349	404
Doubtful	—	—	—	—	—
Total loans	$2,984,049	$2,931,817	$2,853,627	$2,811,176	$2,760,121

DEPOSITS
Noninterest-bearing demand	$521,377	$548,726	$551,688	$568,029	$605,666
Interest-bearing demand	449,946	481,207	417,802	459,030	486,656
Savings and money market - non-brokered	1,315,698	1,315,741	1,249,309	1,302,468	1,202,756
Money market - brokered	119,840	124,335	99,282	114,142	92,524
Total nonmaturity deposits	2,406,861	2,470,009	2,318,081	2,443,669	2,387,602
Time - non-brokered	381,646	322,694	299,683	276,097	269,102
Time - brokered	276,523	181,076	137,765	116,559	141,689
Total time deposits	658,169	503,770	437,448	392,656	410,791
Total deposits	$3,065,030	$2,973,779	$2,755,529	$2,836,325	$2,798,393

BORROWINGS
Federal funds purchased and other short-term borrowings	$198,500	$150,270	$261,510	$184,150	$229,290
Subordinated notes, net	79,697	79,631	79,566	79,500	79,435
Federal Home Loan Bank advances	315,000	315,000	315,000	280,000	220,000
Long-term debt	46,486	47,736	48,986	50,236	51,486
Total borrowings	$639,683	$592,637	$705,062	$593,886	$580,211

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	33,685	34,197	33,487	32,642	31,797
Retained earnings	272,997	271,369	271,025	269,301	267,620
Accumulated other comprehensive loss	(85,926)	(83,523)	(103,579)	(87,817)	(85,425)
Total Stockholders’ Equity	$223,756	$225,043	$203,933	$217,126	$216,992

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Interest income:
Loans, including fees	$40,196	$38,208	$36,756	$35,011	$32,948
Securities:
Taxable	3,416	3,521	3,427	3,432	3,316
Tax-exempt	810	869	880	883	885
Interest-bearing deposits	148	85	29	25	30
Total interest income	44,570	42,683	41,092	39,351	37,179
Interest expense:
Deposits	21,559	20,024	17,156	16,277	13,339
Federal funds purchased and other short-term borrowings	2,183	2,024	3,165	2,264	2,079
Subordinated notes	1,108	1,114	1,113	1,109	1,106
Federal Home Loan Bank advances	2,325	2,482	2,329	1,621	1,262
Long-term debt	645	678	695	739	698
Total interest expense	27,820	26,322	24,458	22,010	18,484
Net interest income	16,750	16,361	16,634	17,341	18,695
Credit loss expense	—	500	200	—	—
Net interest income after credit loss expense	16,750	15,861	16,434	17,341	18,695
Noninterest income:
Service charges on deposit accounts	460	476	463	458	462
Debit card usage fees	458	488	495	511	486
Trust services	776	782	831	749	706
Increase in cash value of bank-owned life insurance	274	275	262	250	257
Gain from bank-owned life insurance	—	—	—	—	691
Loan swap fees	—	—	431	—	—
Realized securities losses, net	—	(431)	—	—	—
Other income	331	308	340	421	355
Total noninterest income	2,299	1,898	2,822	2,389	2,957
Noninterest expense:
Salaries and employee benefits	6,489	6,468	6,696	7,029	6,867
Occupancy and equipment	1,447	1,499	1,359	1,322	1,327
Data processing	714	723	703	729	635
Technology and software	700	676	573	579	513
FDIC insurance	519	475	439	420	416
Professional fees	257	235	254	287	250
Director fees	199	240	196	251	205
Other expenses	1,543	1,845	1,685	1,857	1,858
Total noninterest expense	11,868	12,161	11,905	12,474	12,071
Income before income taxes	7,181	5,598	7,351	7,256	9,581
Income taxes	1,372	1,073	1,445	1,394	1,737
Net income	$5,809	$4,525	$5,906	$5,862	$7,844

Basic earnings per common share	$0.35	$0.27	$0.35	$0.35	$0.47
Diluted earnings per common share	$0.35	$0.27	$0.35	$0.35	$0.47

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended
COMMON SHARE DATA	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Earnings per common share (basic)	$0.35	$0.27	$0.35	$0.35	$0.47
Earnings per common share (diluted)	0.35	0.27	0.35	0.35	0.47
Dividends per common share	0.25	0.25	0.25	0.25	0.25
Book value per common share(1)	13.31	13.46	12.19	12.98	12.98
Closing stock price	17.83	21.20	16.31	18.41	18.27
Market price/book value(2)	133.96%	157.50%	133.80%	141.83%	140.76%
Price earnings ratio(3)	12.77	19.79	11.75	13.11	9.56
Annualized dividend yield(4)	5.61%	4.72%	6.13%	5.43%	5.47%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	11.78%	11.88%	11.96%	12.15%	12.17%
Tier 1 risk-based capital ratio	9.23	9.30	9.37	9.51	9.51
Tier 1 leverage capital ratio	8.36	8.50	8.58	8.60	8.60
Common equity tier 1 ratio	8.67	8.74	8.80	8.92	8.92
West Bank:
Total risk-based capital ratio	12.63%	12.76%	12.89%	13.13%	13.16%
Tier 1 risk-based capital ratio	11.76	11.89	12.01	12.24	12.26
Tier 1 leverage capital ratio	10.65	10.86	11.00	11.08	11.10
Common equity tier 1 ratio	11.76	11.89	12.01	12.24	12.26

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets(5)	0.61%	0.48%	0.64%	0.64%	0.88%
Return on average equity(6)	10.63	8.89	10.89	11.03	14.77
Net interest margin(7)(13)	1.88	1.87	1.91	2.02	2.23
Yield on interest-earning assets(8)(13)	4.99	4.87	4.70	4.57	4.41
Cost of interest-bearing liabilities	3.70	3.60	3.38	3.10	2.76
Efficiency ratio(9)(13)	62.04	64.66	60.83	62.83	55.34
Nonperforming assets to total assets(10)	0.01	0.01	0.01	0.01	0.01
ACL ratio(11)	0.95	0.97	0.99	1.00	1.01
Loans/total assets	75.20	76.52	76.98	76.31	76.03
Loans/total deposits	97.23	98.44	103.42	98.97	98.49
Tangible common equity ratio(12)	5.65	5.88	5.51	5.90	5.99

(1) Includes accumulated other comprehensive loss.
(2) Closing stock price divided by book value per common share.
(3) Closing stock price divided by annualized earnings per common share (basic).
(4) Annualized dividend divided by period end closing stock price.
(5) Annualized net income divided by average assets.
(6) Annualized net income divided by average stockholders’ equity.
(7) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(8) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(9) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(10) Total nonperforming assets divided by total assets.
(11) Allowance for credit losses divided by total loans.
(12) Common equity less intangible assets (none held) divided by tangible assets.
(13) A non-GAAP measure.

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	For the Quarter Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$16,750	$16,361	$16,634	$17,341	$18,695
Tax-equivalent adjustment (1)	82	95	113	122	161
Net interest income on a FTE basis (non-GAAP)	16,832	16,456	16,747	17,463	18,856
Average interest-earning assets	3,595,954	3,487,799	3,478,053	3,461,313	3,435,988
Net interest margin on a FTE basis (non-GAAP)	1.88%	1.87%	1.91%	2.02%	2.23%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$16,832	$16,456	$16,747	$17,463	$18,856
Noninterest income	2,299	1,898	2,822	2,389	2,957
Adjustment for realized securities losses, net	—	431	—	—	—
Adjustment for losses on disposal of premises and equipment, net	—	24	3	2	—
Adjusted income	19,131	18,809	19,572	19,854	21,813
Noninterest expense	11,868	12,161	11,905	12,474	12,071
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	62.04%	64.66%	60.83%	62.83%	55.34%
(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.